                                                                   EXHIBIT 23.1


                              ACCOUNTANTS' CONSENT

The Board of Directors
International Aircraft Investors

We consent to the use of our report included herein and to the reference to our firm under the headings "Selected Consolidated Financial and Operating Data" and "Experts" in the prospectus.


                                KPMG PEAT MARWICK LLP


Los Angeles, California
April 7, 1997